Exhibit 99.1

February 25, 2025

Zeta Announces Record Financial Results and Zeta 2028 Targets

•
Delivered revenue of $315M, up 50% Y/Y in 4Q’24, and $1,006M, up 38% Y/Y in 2024
•
Increased Scaled Customer count 17% Y/Y and Super-Scaled Customer count 13% Y/Y
•
Grew Scaled Customer ARPU 19% Y/Y to $1.87M in 2024
•
Generated cash flow from operating activities of $44M in 4Q’24, and $134M in 2024
•
Guiding to sixth consecutive year of 20%+ revenue growth

NEW YORK – Zeta Global (NYSE: ZETA), the AI Marketing Cloud, today announced financial results for the fourth quarter and full year ended December 31, 2024.

“At Zeta, we’ve consistently skated to where the puck is going. Our early investments in AI and first-party data are resonating with customers and prospects, fueling our record fourth quarter results and contributing to our market share gains,” said David A. Steinberg, Co-Founder, Chairman, and CEO of Zeta. “We believe these investments will propel us to over $2 billion in annual revenue by 2028, as outlined in our Zeta 2028 plan.”

“Our performance is best summed up by consistency and momentum,” said Chris Greiner, Zeta’s CFO. “We exited the year at our highest ever growth rate of 50%, while notching our 14th straight quarter of beat and raise guidance. But more importantly, we are in rarified air when it comes to delivering 20% revenue growth and free cash flow margin expansion annually from 2021 through 2025–an accomplishment only 7 other public technology companies can point to, out of more than 500 in the US. And to put an exclamation point on it, our newly announced Zeta 2028 plan targets doing the same for the next 4 years.”

Fourth Quarter 2024 Highlights

•
Total revenue of $315 million, increased 50% Y/Y.
•
Scaled Customer count increased to 527 from 475 in 3Q’24 and 452 in 4Q’23.
•
Super-Scaled Customer count increased to 148 from 144 in 3Q’24 and 131 in 4Q’23.
•
Quarterly Scaled Customer ARPU of $577,000, increased 27% Y/Y.
•
Quarterly Super-Scaled Customer ARPU of $1.73 million, increased 31% Y/Y.
•
Direct platform revenue mix of 74% of total revenue, compared to 70% in 3Q’24 and 73% in 4Q’23.
•
GAAP cost of revenue percentage of 40.0%, a 20 basis point improvement Y/Y, and up 60 basis points Q/Q.
•
GAAP net income of $15 million, or 5% of revenue; compared to GAAP net loss in 4Q’23 of $35 million, or 17% of revenue.
•
GAAP diluted earnings per share of $0.06, compared to a GAAP loss per share of $0.22 in 4Q’23.
•
Cash flow from operating activities of $44 million, compared to $27 million in 4Q’23.
•
Free Cash Flow1 of $32 million, compared to $18 million in 4Q’23.
•
Repurchased $31 million worth of shares through our share repurchase program.
•
Adjusted EBITDA1 of $70.4 million, increased 57% Y/Y from $44.8 million in 4Q’23.
•
Adjusted EBITDA margin1 of 22.4%, increased from 21.3% in 4Q’23.

1 Free Cash Flow, Adjusted EBITDA, and Adjusted EBITDA margin are not measures of financial performance prepared in accordance with GAAP. See “Non-GAAP Measures” for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures at the end of this release.

Full Year 2024 Highlights

•
Total revenue of $1,006 million, increased 38% Y/Y.
•
Scaled Customer ARPU of $1.87 million, increased of 19% Y/Y.
•
Super Scaled Customer ARPU of $5.71 million, increased of 26% Y/Y.
•
Direct platform revenue mix of 70% of total revenue, compared to 72% in 2023.
•
Net Revenue Retention of 114%, compared to 111% in 2023.
•
GAAP cost of revenue percentage of 39.7%, increased 210 basis points Y/Y.
•
GAAP net loss of $70 million, or 7% of revenue, was driven primarily by $195 million of stock-based compensation. The net loss in 2023 was $187 million, or 26% of revenue.
•
GAAP loss per share of $0.38, compared to a GAAP loss per share of $1.20 in 2023.
•
Cash flow from operating activities of $134 million, compared to $91 million in 2023.
•
Free Cash Flow1 of $92 million, compared to $55 million in 2023.
•
Repurchased $41 million worth of shares through our share repurchase program.
•
Adjusted EBITDA1 of $193.0 million, an increase of 49% compared to $129.4 million in 2023.
•
Adjusted EBITDA margin1 of 19.2%, compared to 17.8% in 2023.

Guidance

First Quarter 2025

•
Revenue of $253 million to $255 million, representing a year-over-year increase of 30% to 31%.
•
Adjusted EBITDA of $44.2 million to $44.8 million, representing a year-over-year increase of 45% to 47%, and an Adjusted EBITDA margin of 17.3% to 17.7%.

Full Year 2025

•
Revenue of $1,235 million to $1,245 million, representing a year-over-year increase of 23% to 24%.
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Adjusted EBITDA of $255.5 million to $257.5 million, representing a year-over-year increase of 32% to 33%, and an Adjusted EBITDA margin of 20.5% to 20.8%.
•
Free Cash Flow of $127.5 million to $131.5 million.

Zeta 2028

•
Revenue of at least $2.1 billion; implied 20% organic CAGR
•
Adjusted EBITDA of at least $525 million; implied margin of 25%
•
Free Cash Flow of at least $340 million; implied margin of 16% and implied Free Cash Flow to Adjusted EBITDA ratio of 65%

Investor Conference Call and Webcast

Zeta will host a conference call today, Tuesday, February 25, 2025, at 4:30 p.m. Eastern Time to discuss financial results for the fourth quarter and full year 2024. A supplemental earnings presentation and a live webcast of the conference call can be accessed from the Company’s investor relations website (https://investors.zetaglobal.com/) where they will remain available for one year.

About Zeta

Zeta Global (NYSE: ZETA) is the AI Marketing Cloud that leverages advanced artificial intelligence (AI) and trillions of consumer signals to make it easier for marketers to acquire, grow, and retain customers more efficiently. Through the Zeta Marketing Platform (ZMP), our vision is to make sophisticated marketing simple by unifying identity, intelligence, and omnichannel activation into a single platform – powered by one of the industry’s largest proprietary databases and AI. Our enterprise customers across multiple verticals are empowered to personalize experiences with consumers at an individual level across every channel, delivering better results for marketing programs. Zeta was founded in 2007 by David A. Steinberg and John Sculley and is headquartered in New York City with offices around the world. To learn more, go to www.zetaglobal.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our 2025 guidance, the Zeta 2028 plan, the financial targets and underlying assumptions of the Zeta 2028 plan and the timing of when we will achieve the Zeta 2028 plan, the impacts of our prior investments on accelerating the timing of the marketing cloud replacement cycle, our products capabilities to provide strong investment returns to our customers, our strong competitive position, visibility of our current and new customers, expansion of existing customers, the capabilities of AI and Zeta’s platform, the acceleration of the digital transformation and our business, and the growth and expansion of AI and the Zeta Marketing Platform, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our anticipated future financial performance, our market opportunities and our expectations regarding our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “guidance” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results.

The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: global supply chain disruptions; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets and other macroeconomic factors beyond Zeta’s control; increases in our borrowing costs as a result of changes in interest rates and other factors; the impact of inflation on us and on our customers; potential fluctuations in our operating results, which could make our future operating results difficult to predict; underlying circumstances, including cash flows, cash position, financial performance, market conditions and potential acquisitions; prevailing stock prices, general economic and market condition; the impact of future pandemics, epidemics and other health crises on the global economy, our customers, employees and business; domestic and international political and geopolitical conditions or uncertainty, including political or civil unrest or changes in trade policy; our ability to innovate and make the right investment decisions in our product offerings and platform; the impact of new generative AI capabilities and the proliferation of AI on our business; our ability to attract and retain customers, including our scaled and super-scaled customers; our ability to manage our growth effectively; our ability to identify and integrate acquisitions or strategic investments; our ability to collect and use data online; the standards that private entities and inbox service providers adopt in the future to regulate the use and delivery of email may interfere with the effectiveness of our platform and our ability to conduct business; a significant inadvertent disclosure or breach of confidential and/or personal information we process, or a security breach of our or our customers’, suppliers’ or other partners’ computer systems; and any disruption to our third-party data centers, systems and technologies. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

The first quarter and full year 2025 guidance and the Zeta 2028 targets provided herein are based on Zeta’s current estimates and assumptions and are not a guarantee of future performance. The guidance and the Zeta 2028 targets provided are subject to significant risks and uncertainties, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (“SEC”), that could cause actual results to differ materially. There can be no assurance that the Company will achieve the results expressed by this guidance or the targets.

Availability of Information on Zeta’s Website and Social Media Profiles

Investors and others should note that Zeta routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Zeta investor relations website at https://investors.zetaglobal.com (“Investors Website”). We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Investors Website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Zeta to review the information that it shares on the Investors Website and to regularly follow our social media profile links located at the bottom of the page on www.zetaglobal.com. Users may automatically receive email alerts and other information about Zeta when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of the Investors Website.

Social Media Profiles:

www.x.com/zetaglobal

www.facebook.com/ZetaGlobal/

www.linkedin.com/company/zetaglobal

www.instagram.com/zetaglobal/

The Following Definitions Apply to the Terms Used Throughout this Release, the Supplemental Earnings Presentation and Investor Conference Call

•
Direct Platform and Integrated Platform: When the Company generates revenues entirely through the Company platform, the Company considers it direct platform revenue. When the Company generates revenue by leveraging its platform’s integration with third parties, it is considered integrated platform revenue.
•
Cost of revenue (excluding depreciation and amortization): Cost of revenue excludes depreciation and amortization and consists primarily of media and marketing costs and certain employee-related costs. Media and marketing costs consist primarily of fees paid to third-party publishers, media owners or managers, and strategic partners that are directly related to a revenue-generating event. We pay these third-party publishers, media owners or managers and strategic partners on a revenue-share, a cost-per-lead, cost-per-click, or cost-per-thousand-impressions basis. Employee-related costs included in cost of revenues include salaries, bonuses, commissions, stock-based compensation and employee benefit costs primarily related to individuals directly associated with providing services to our customers.
•
Net Revenue Retention (“NRR”): We use an annual NRR rate as a measure of our ability to retain and expand business generated from our existing customer base. We calculate our NRR rate by dividing current year revenue earned from customers from which we also earned revenue in the prior year, by the prior year revenue from those same customers. We exclude political and advocacy customers from our calculation of NRR rate because of the biennial nature of these customers.
•
Scaled Customers: We define scaled customers as customers from which we generated at least $100,000 in revenue on a trailing twelve-month basis. We calculate the number of scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
•
Super-Scaled Customers: We define super-scaled customers, which is a subset of Scaled Customers, as customers from which we generated at least $1,000,000 in revenue on a trailing twelve-month basis. We calculate the number of super-scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the super-scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
•
Scaled Customer ARPU: We calculate the scaled customer average revenue per user (“ARPU”) as revenue for the corresponding period divided by the number of scaled customers at the end of that period. We believe that scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
•
Super-Scaled Customer ARPU: We calculate the super-scaled customer ARPU as revenue for the corresponding period divided by the number of super-scaled customers at the end of that period. We believe that super-scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
•
Zeta 2028: Zeta 2028 is the Company’s next medium-term plan with targets for business, product, and industry leadership. See "Zeta 2028" above for the financial targets of this plan.

Non-GAAP Measures

In order to assist readers of our consolidated financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes, we describe our non-GAAP measures below. We believe these non-GAAP measures are useful to investors in evaluating our performance by providing an additional tool for investors to use in comparing our financial performance over multiple periods.

•
Adjusted EBITDA is a non-GAAP financial measure defined as net income / (loss) adjusted for interest expense, depreciation and amortization, stock-based compensation, income tax (benefit) / provision, acquisition-related expenses, restructuring expenses, change in fair value of warrants and derivative liabilities, certain dispute settlement expenses, gain on extinguishment of debt, certain non-recurring capital raise related (including IPO) expenses, including the payroll taxes related to vesting of restricted stock and restricted stock units upon the completion of the IPO, and other expenses. Acquisition-related expenses and restructuring expenses primarily consist of professional services fees, severance and other employee-related costs, which may vary from period to period depending on the timing of our acquisitions and restructuring activities and distort the comparability of the results of operations. Change in fair value of warrants and derivative liabilities is a non-cash expense related to periodically recording “mark-to-market” changes in the valuation of derivatives and warrants. Other expenses consist of non-cash expenses such as changes in fair value of acquisition-related liabilities, gains and losses on extinguishment of acquisition-related liabilities, gains and losses on sales of assets and foreign exchange gains and losses. In particular, we believe that the exclusion of stock-based compensation, certain dispute settlement expenses and non-recurring capital raise related (including IPO) expenses that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. We exclude these charges because these expenses are not reflective of ongoing business and operating results.
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Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by the total revenues for the same period.
•
Free Cash Flow is a non-GAAP financial measure defined as cash from operating activities, less capital expenditures and website and software development costs, adjusted for the effect of exchange rates on cash and cash equivalents.

Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow provide us with useful measures for period-to-period comparisons of our business as well as comparison to our peers. We believe that these non-GAAP financial measures are useful to investors in analyzing our financial and operational performance. Nevertheless our use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under GAAP. Other companies may calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures, including revenues and net income / (loss).

We calculate forward-looking Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income / (loss). We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow guidance and targets to forward looking GAAP net income / (loss), GAAP net income / (loss) margin or GAAP cash flows from operating activities, respectively, because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Contacts:

Investor Relations

Matt Pfau

ir@zetaglobal.com

Press

Candace Dean

press@zetaglobal.com

Zeta Global Holdings Corp.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$366,157	$131,732
Accounts receivable, net of allowance of $4,291 and $3,564 as of December 31, 2024 and 2023, respectively	235,227	170,131
Prepaid expenses	13,348	6,269
Other current assets	1,808	1,622
Total current assets	$616,540	$309,754
Non-current assets:
Property and equipment, net	8,856	7,452
Website and software development costs, net	28,949	32,124
Right-to-use assets - operating leases, net	8,806	6,603
Intangible assets, net	115,180	48,781
Goodwill	325,992	140,905
Deferred tax assets, net	619	728
Other non-current assets	6,431	4,367
Total non-current assets	$494,833	$240,960
Total assets	$1,111,373	$550,714
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,665	$63,572
Accrued expenses	121,400	85,455
Acquisition-related liabilities	12,727	17,234
Deferred revenue	10,348	3,301
Other current liabilities	11,197	6,823
Total current liabilities	$199,337	$176,385
Non-current liabilities:
Long-term borrowings	196,288	184,147
Acquisition-related liabilities	29,137	3,060
Other non-current liabilities	9,810	6,602
Total non-current liabilities	$235,235	$193,809
Total liabilities	$434,572	$370,194
Stockholders’ equity:
Class A Common Stock $0.001 per share par value, up to 3,750,000,000 shares authorized, 213,175,179 and 188,631,432 shares issued and outstanding as of December 31, 2024 and 2023, respectively	213	189
Class B Common Stock $0.001 per share par value, up to 50,000,000 shares authorized, 24,095,071 and 29,055,489 shares issued and outstanding as of December 31, 2024 and 2023, respectively	24	29
Additional paid-in capital	1,706,885	1,140,849
Accumulated deficit	(1,028,308)	(958,537)
Accumulated other comprehensive loss	(2,013)	(2,010)
Total stockholders’ equity	$676,801	$180,520
Total liabilities and stockholders' equity	$1,111,373	$550,714

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenues	$314,673	$210,320	$1,005,754	$728,723
Operating expenses:
Cost of revenues (excluding depreciation and amortization)	125,945	84,615	399,552	274,482
General and administrative expenses	54,136	51,397	204,595	205,419
Selling and marketing expenses	82,947	72,727	314,514	288,441
Research and development expenses	24,272	19,945	90,679	73,869
Depreciation and amortization	16,805	13,495	56,100	51,149
Acquisition-related expenses	3,646	—	8,229	203
Restructuring expenses	—	—	—	2,845
Total operating expenses	$307,751	$242,179	$1,073,669	$896,408
Income / (loss) from operations	6,922	(31,859)	(67,915)	(167,685)
Interest expense, net	17	2,800	7,147	10,939
Other (income) / expenses	(2,073)	682	(115)	7,820
Total other (income) / expenses	$(2,056)	$3,482	$7,032	$18,759
Income / (loss) before income taxes	8,978	(35,341)	(74,947)	(186,444)
Income tax (benefit) / provision	(6,258)	(60)	(5,176)	1,037
Net income / (loss)	$15,236	$(35,281)	$(69,771)	$(187,481)
Other comprehensive (income) / loss:
Foreign currency translation adjustment	150	(113)	3	(35)
Total comprehensive (loss) / income	$15,086	$(35,168)	$(69,774)	$(187,446)
Net income / (loss) per share
Net income / (loss) available to common stockholders	$15,236	$(35,281)	$(69,771)	$(187,481)
Basic (loss) / earnings per share	$0.07	$(0.22)	$(0.38)	$(1.20)
Diluted (loss) / earnings per share	$0.06	$(0.22)	$(0.38)	$(1.20)
Weighted average number of shares used to compute net (loss) / earnings per share
Basic	206,349,816	163,922,676	185,984,107	156,697,308
Diluted	250,320,459	163,922,676	185,984,107	156,697,308

The Company recorded stock-based compensation under respective lines of the above consolidated statements of operations and comprehensive loss:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Cost of revenues (excluding depreciation and amortization)	$339	$404	$1,503	$2,502
General and administrative expenses	15,003	22,244	65,339	88,465
Selling and marketing expenses	21,186	31,799	99,577	124,732
Research and development expenses	6,482	8,688	28,565	27,182
Total	$43,010	$63,135	$194,984	$242,881

Consolidated Statements of Cash Flows

(In thousands)

	Year ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(69,771)	$(187,481)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,100	51,149
Stock-based compensation	194,984	242,881
Deferred income taxes	(7,260)	11
Change in fair value of acquisition-related liabilities	(979)	7,200
Others, net	(7)	2,015
Change in non-cash working capital (net of acquisitions):
Accounts receivable	(41,836)	(64,052)
Prepaid expenses	(6,267)	1,061
Other current assets	103	243
Other non-current assets	(2,054)	(1,526)
Deferred revenue	6,256	807
Accounts payable	(28,580)	26,262
Accrued expenses and other current liabilities	32,581	12,443
Other non-current liabilities	591	(490)
Net cash provided by operating activities	$133,861	$90,523
Cash flows from investing activities:
Capital expenditures	(25,727)	(20,483)
Website and software development costs	(16,040)	(15,487)
Acquisitions and other investments, net of cash acquired	(55,819)	(18,245)
Net cash used for investing activities	$(97,586)	$(54,215)
Cash flows from financing activities:
Cash paid for acquisition-related liabilities	(7,032)	(15,508)
Proceeds from credit facilities, net of issuance cost	209,103	11,250
Issuances under employee stock purchase plan	3,406	3,058
Exercise of options and warrants	3,175	241
Proceeds from equity capital raise, net of issuance cost	228,956	—
Repurchase of shares	(42,185)	(13,443)
Repayments against the credit facilities	(197,500)	(11,250)
Net cash provided by / (used for) financing activities	$197,923	$(25,652)
Effect of exchange rate changes on cash and cash equivalents	227	(34)
Net increase in cash and cash equivalents	$234,425	$10,622
Cash and cash equivalents, beginning of period	131,732	121,110
Cash and cash equivalents, end of period	$366,157	$131,732
Supplemental cash flow disclosures including non-cash activities:
Cash paid for interest, net	$7,348	$10,481
Cash paid for income taxes, net	$1,886	$1,900
Liability established in connection with acquisitions	$30,269	$8,189
Capitalized stock-based compensation as website and software development	$2,890	$3,790
Shares issued in connection with acquisitions and other agreements	$173,724	$5,387
Right-to-use assets established	$5,019	$165
Operating lease liabilities established	$5,019	$165
Non-cash consideration for website and software development	$1,011	$963

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net income / (loss) and net income / (loss) margin, respectively, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net income / (loss)	$15,236	$(35,281)	$(69,771)	$(187,481)
Net income / (loss) margin	4.8%	(16.8)%	(6.9)%	(25.7)%
Add back:
Depreciation and amortization	16,805	13,495	56,100	51,149
Restructuring expenses	—	—	—	2,845
Acquisition-related expenses	3,646	—	8,229	203
Capital raise related expenses	—	—	1,624	—
Stock-based compensation	43,010	63,135	194,984	242,881
Other (income) / expenses	(2,073)	682	(115)	7,820
Interest expense, net	17	2,800	7,147	10,939
Income tax (benefit) / provision	(6,258)	(60)	(5,176)	1,037
Adjusted EBITDA	$70,383	$44,771	$193,022	$129,393
Adjusted EBITDA margin	22.4%	21.3%	19.2%	17.8%

The following table reconciles net cash provided by operating activities in the Consolidated Statements of Cash Flows to free cash flow:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$43,683	$26,962	$133,861	$90,523
Capital expenditures	(8,269)	(5,597)	(25,727)	(20,483)
Website and software development costs	(3,930)	(3,143)	(16,040)	(15,487)
Effect of exchange rate changes on cash and cash equivalents	184	(41)	227	(34)
Free Cash Flow	$31,668	$18,181	$92,321	$54,519